Exhibit 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus on Form S-8 of Core Laboratories N.V. of our report dated April 1, 1997 relating to the consolidated financial statements of Saybolt International B.V., which appears in the Current Report on Form 8-K/A of Core Laboratories N.V. dated July 21, 1997. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in such propectus.

/s/PRICE WATERHOUSE LLP
   PRICE WATERHOUSE LLP

Morristown, NJ
December 30, 1997